Exhibit 5.3

July 24, 2019

United States Securities & Exchange Commission

Re: Registration Statement dated July 24, 2019 (the “Registration Statement”) of Canadian Natural Resources Limited

Dear Sirs:

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared a report with respect to the reserves data of Canadian Natural Resources Limited with an effective date of December 31, 2018 (the “Report”).

We refer to the Registration Statement dated July 24, 2019 relating to the offering of debt securities from time to time by Canadian Natural Resources Limited, filed with the Securities and Exchange Commission (the “Registration Statement”). We hereby consent to the reference to our firm under the heading “Experts” and to the use of our Report which is incorporated by reference in the Registration Statement.

Yours truly,

Sproule Associates Limited

/s/ Nora T. Stewart
Nora T. Stewart, P.Eng.
Senior Vice President

Calgary, Alberta, Canada

July 24, 2019

140 Fourth Avenue SW, Suite 900

Calgary, AB, Canada T2P 3N3

Sproule.com

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